                                                                   EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

                  This Employment Agreement is dated September 7, 1999, and is entered into between Silver Cinemas International, Inc. (the "Company"), and Larry Hohl ("Executive").

                  WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company, and Executive and the Company desire to embody in this Agreement the terms and conditions under which Executive shall be employed.

                  NOW, THEREFORE, the parties hereby agree:

                                      I.
                    EMPLOYMENT, DUTIES AND RESPONSIBILITIES

         Section 1.01 Position. Executive shall serve as President and Chief Executive Officer of the Company. Executive hereby accepts such employment. Executive agrees to devote his full time and efforts to promote the interests of the Company. It is intended that Executive shall also serve as a director of the Company and, to such end, the Company shall include Executive on its slate of nominees and recommend the election of Executive as a director to its stockholders.

         Section 1.02 Duties and Responsibilities. Executive shall have such duties and responsibilities as are consistent with his position. Executive shall report to the Chairman of the Board of Directors and the Board of Directors of the Company.

         Section 1.03 Location. Executive's principal location for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company in Dallas, Texas; provided, however, that Executive shall undertake reasonable business travel consistent with his position, and Executive in his discretion, may move the offices of the Company to Los Angeles, California.

                                      II.
                           COMPENSATION AND EXPENSES

         Section 2.01 Salary, Bonus and Benefits. As full compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article IV hereof):

                  (a) Salary. The Company shall pay Executive a base salary during the term of his employment, payable in accordance with the normal payment procedures of the Company and subject to such withholding and other normal employee deductions as may be required by law, at the rate of $350,000 per year. Executive's base salary shall be reviewed by the Board of Directors and subject to adjustment on an annual basis, provided, however, that Executive's base salary shall not be reduced below $350,000.

                  (b) Performance Bonus. Commencing in 2000, Executive shall be eligible for an annual performance bonus based upon the attainment of mutually agreed upon performance goals established by the Executive and the Board of Directors prior to the beginning of each calendar year. Executive's annual target bonus amount shall be $175,000, subject to adjustment for performance above and below the established performance goals.

                  (c) Management Preferred Stock. Executive shall be entitled to receive 3,000 shares of Convertible Preferred Stock of the Company (the "Management Preferred Stock") with the preferences and designations contained in the Certificate of Amendment of Restated Certificate of Incorporation of Silver Cinemas International, Inc. in the form attached hereto as Exhibit I (the "Certificate"). The Management Preferred Stock shall be convertible into common stock of the Company at the Executive's option upon a Liquidation Event (as defined below) in accordance with the terms of the Certificate. A "Liquidation Event" shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of the majority of the voting stock of the Company for cash to a person other than the Investors or any of their affiliates, (iii) a merger of the Company with or into another person which results in the stockholders of the Company receiving cash consideration for their shares of common stock or (iv) a liquidation of the Company for cash.

                  (d) Management Common Stock Option. Pursuant to the terms and conditions and restrictions set forth in the Stock Purchase Agreement attached hereto as Exhibit II (the "Stock Purchase Agreement"), Executive shall have the right to purchase 10,000 shares of the Company's common stock at a price of $1.00 per share.

                  (e) Special Bonus. In the event that (i) there is a Liquidation Event prior to June 30, 2001 and (ii) the Enterprise Value of the Company at the time of the Liquidation Event is greater than $90,000,000, but less than the Liquidation Preference (as defined in the Certificate) of the Management Preferred Stock as of the Liquidation Event plus the principal and accrued interest on the outstanding long-term debt of the Company as of such Liquidation Event , then Executive shall be entitled to a Special Bonus in the amount set forth on Exhibit III. "Enterprise Value" means the total purchase price, including assumed debt being paid by all buyers in the Liquidation Event. The Company shall use its best efforts to satisfy its obligations and commitments under this Paragraph in the event of a liquidation of the Company.

                  (f) Signing Bonus. Executive shall be entitled to a signing bonus of $320,000 upon commencement of his employment with the Company.

                  (g) Benefits. Executive shall be eligible to participate in such life insurance, health, disability and major medical insurance benefits, and in such other employee benefit plans and programs generally available for the benefit of the executive employees of the Company, as may be maintained from time to time, in each case to the extent and in the manner generally available to other such executives and subject to the terms and provisions of such plan or program.

                  (h) Vacation. Executive shall be entitled to 4 weeks paid vacation annually, in accordance with Company policy.

                  (i) Expenses. The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder upon presentation of written documentation, subject, however, to the Company's reasonable policies relating to business-related expenses as then in effect from time to time.

                  (j) Automobile Allowance. Executive shall be entitled to $500 per month for the costs associated with the lease or purchase of an automobile and the insurance and maintenance related thereto.

                  (k) Accounting and Reimbursement. As soon as practicable following completion of Executive's relocation to Dallas, Texas, Executive shall provide Company with appropriate documentation of Executive's actual expenses incurred in such relocation (the "Relocation Expenses"). The Relocation Expenses may include but are not limited to reasonable household moving expenses, housing closing costs, real estate commissions, temporary living expenses, travel costs associated with house-hunting trips and any appropriate tax gross-ups thereon. The amount of Executive's salary payable as of the payroll next following the submission of the Relocation Expenses to the Company, otherwise payable under Section 2.01(a) shall be reduced by the difference, if any, between $200,000 and the sum of the Relocation Expenses.

                                     III.
                               EXCLUSIVITY, ETC.

         Section 3.01 Exclusivity; Non-Competition. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations. Executive also agrees that during the term of his employment with the Company he will not engage in any business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all present and future policies, rules, regulations and directions of the Company not inconsistent with this Agreement.

         Section 3.02 Other Business Ventures. Executive agrees that during the term of his employment with the Company, he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to 5% of the outstanding capital stock of any business having a class of capital stock that is traded on any major stock exchange or in the over-the-counter market.

         Section 3.03 Properties; Business Secrets; and Non-Solicitation. All right, title and interest of every kind and nature whatsoever, in and to inventions, patents, trademarks, copyrights, films, scripts, ideas, literary works, creations and properties furnished to the

Company or any of its divisions, subsidiaries or affiliates, or used in or in connection with any of the productions or other activities of any of such companies with which Executive is in any way connected in the performance of his duties and obligations hereunder, whether the same were invented, created, written, developed, furnished, produced or disclosed by Executive or by any other party since the inception of Executive's employment with the Company, shall, as between the parties hereto, be, become and remain the sole exclusive property of the Company or such division, subsidiary or affiliate (as the case may be) for any and all purposes and uses whatsoever, and Executive shall have no right, title or interest of any kind or nature therein. Executive hereby fully releases and discharges the Company and all of its divisions, subsidiaries, affiliates, successors, licensees and assigns (if any), and their respective officers, directors and employees, from and against any and all claims, demands, damages, liabilities, costs and expenses arising out of or relating to any such inventions, patents, trademarks, copyrights, films, scripts, ideas, literary works, creations and properties furnished to or used by any of such companies with which Executive may be connected in the performance of Executive's duties and obligations hereunder. This release and discharge shall not apply to any obligations of the Company to indemnify the Executive for claims arising out of Executive's conduct within the course and scope of Executive's employment.

                  (b) Executive agrees that he will not, at any time, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company or any of its divisions, subsidiaries or affiliates, which he may have learned in connection with his employment by the Company. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include written information treated as confidential or as a trade secret by the Company. Executive's obligation under this Section 3.03(b) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive;
(iii) is known to Executive prior to his receipt of such information from the Company, as evidenced by written records of Executive or (iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company. Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its subsidiaries or affiliates, and no copy of any such confidential information shall be retained by him.

                  (c) Executive shall not, for a period of two years after termination of his employment with the Company, directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company or any of its divisions, subsidiaries or affiliates to terminate such person's contract of employment or agency, as the case may be, with the Company or with any such division, subsidiary or affiliate.

                  (d) Executive agrees that, at any time and from time-to-time, he will execute any and all documents that the Company may deem reasonably necessary or appropriate to effectuate the provisions of this Section 3.03. It is also agreed that the provisions of this Section 3.03 shall survive the termination, for any reason, of this Agreement or Executive's employment, except that the provisions of Section 3.03(c) shall survive such termination only to the extent provided in that Section.

         Section 3.04 Injunctive Relief. Executive acknowledges that (i) the provisions of Section 3.01, 3.02 and 3.03 are reasonable and necessary to protect the legitimate interests of the Company, and (b) any violation of
Section 3.01, 3.02 or 3.03 will result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Company for such a violation. Accordingly, Executive agrees that if he violates the provisions of Section 3.01, 3.02 or 3.03, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief without the necessity of proving actual damages.

                                      IV.
                                  TERMINATION

         Section 4.01 Termination by the Company. The Company shall have the right to terminate Executive's employment at any time with or without "Cause," subject to the provisions of Section 4.05. For purposes of this Agreement, "Cause" shall mean (a) Executive's failure, neglect or refusal to fully perform his material duties under this Agreement, (b) Executive's willful and continued failure or refusal to follow material directions of the Chairman of the Board or of the Board of Directors or any other act of insubordination on the part of Executive, (c) the engaging by Executive in willful misconduct which is injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise, (d) the commission by Executive of an act of fraud or embezzlement against the Company or any of its divisions, subsidiaries or affiliates, (e) the conviction of Executive of a felony, or (f) Executive's material breach of the provisions of any of Section 3.01, 3.02 or any other material provision of this Agreement; provided, however, that except in the case of acts described in clauses (c), (d) and (e) of this sentence, Executive shall have a period of 30 days to cure any acts which would otherwise give the Company the right to terminate his employment for Cause. Such 30 day period shall commence as of the date of receipt by Executive of written notice from the Company of its intentions to terminate Executive's employment for Cause, which notice shall state in reasonable detail the acts which the Company considers to be grounds for such termination.

         Section 4.02 Death. In the event of Executive's death, this Agreement shall automatically terminate, such termination to be effective on the date of Executive's death.

         Section 4.03 Disability. In the event that Executive suffers a disability which prevents him from substantially performing his duties under this Agreement for a period of at least 60 consecutive days, or 90 non-consecutive days within any 365-day period except as otherwise prohibited by law, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice of Executive in accordance with Section 5.02 of this Agreement.

         Section 4.04 Termination by Executive for Good Reason. Executive may terminate his employment with the Company for "Good Reason" by giving 30 days advance written notice to the Company of his intent to so terminate. For purposes of this Agreement, the following circumstances shall constitute "Good Reason":

                  (a) the assignment to Executive of any duties materially inconsistent with his authority, duties or responsibilities, or any other action by the Company which results in a material diminution or material adverse change in such authority, duties or responsibilities, excluding for this purpose an isolated action not taken in bad faith and which is remedied prior to the expiration of the 30-day period after receipt of notice thereof given by Executive; or

                  (b) any material breach of this Agreement by the Company, other than an isolated failure not occurring in bad faith and which is remedied prior to the expiration of the 30-day period after receipt of written notice thereof given by Executive.

                  (c) any material reduction in Executive's bonus opportunities which is not related to any failure by Executive to satisfy mutually agreed upon performance goals; or

                  (d) without Executive's consent, relocation of the Company's corporate offices to a location more than 20 miles from Dallas, Texas.

         Section 4.05 Effect of Termination.

                  (a) For Cause; Without Good Reason; Death; Disability. In the event of termination of this Agreement (i) by the Company for Cause, (ii) by Executive without Good Reason, or (iii) by reason of Executive's death or disability, the Company's sole obligation under this Agreement shall be to pay to Executive (or his beneficiary in the event of his death) any base salary or other compensation, or incentives earned and reimbursement of business expenses incurred in accordance with Company policy, but not paid to Executive prior to the effective date of such termination. In addition, Executive's rights and vesting in the Management Common Stock will be determined under the Stock Purchase Agreement.

                  (b) Without Cause within 2 Years or for Good Reason. In the event of termination of this Agreement by the Company other than for Cause prior to the second anniversary of the date hereof, or by Executive at any time for Good Reason, and conditioned upon the Executive's execution of and the effectiveness of a release of all claims, substantially in the form attached hereto as Exhibit IV (the "Release"), Executive shall be eligible for the following as severance: (i) payment of all base salary and other compensation or incentive earned and reimbursement of business expenses incurred in accordance with Company policy, but not paid to Executive prior to the effective date of such termination, (ii) 18 months base salary taking into account any scheduled salary increases, (iii) the product of Executive's target performance bonus under Section 2.01(b) for the year in which such termination occurs and 1.5; and (iv) Executive's rights and vesting in the Management Common Stock will be determined under the Stock Purchase Agreement. In the event the Release is not effective or Executive violates the provisions of Sections 3.01, 3.02 or 3.03, Executive shall forfeit all rights to any severance otherwise payable under this Section 4.05(b).

                  (c) Without Cause after 2 Years. In the event of termination of this Agreement by the Company other than for Cause after the second anniversary of the date of this Agreement, and conditioned upon the Executive's execution of the Release, Executive shall be eligible for the following as severance: (i) payment of all base salary and other compensation or incentive earned and reimbursement of business expenses incurred in accordance with Company policy, but not paid to Executive prior to the effective date of such termination, (ii) 12 months base salary taking into account any scheduled salary increases, (iii) performance bonus under Section 2.01(b) for the year in which such termination occurs based upon the annualized performance of the Company through the date of termination; and (iv) Executive's rights and vesting in the Management Common Stock will be determined under the Stock Purchase Agreement. In the event the Release is not effective or Executive violates the provisions of Sections 3.01, 3.02 or 3.03, Executive shall forfeit all rights to any severance otherwise payable under this Section 4.05(c).

                  (d) Upon a Change in Control. Notwithstanding the provisions of paragraph (c) in the event of termination of this Agreement by the Company other than for Cause, or by Executive for Good Reason following a Change in Control of the Company, and conditioned upon the Executive's execution of and the effectiveness of the Release, Executive shall be eligible for the following as severance: (i) payment of all base salary and other compensation or incentive earned and reimbursement of business expenses incurred in accordance with Company policy, but not paid to Executive prior to the effective date of such termination, (ii) 18 months base salary taking into account any scheduled salary increases, (iii) the product of Executive's target performance bonus under Section 2.01(b) for the year in which such termination occurs and 1.5; and (iv) Executive's rights and vesting in the Management Common Stock will be determined under the Stock Purchase Agreement. In the event the Release is not effective or Executive violates the provisions of Sections 3.01, 3.02 or 3.03, Executive shall forfeit all rights to any severance otherwise payable under this Section 4.05. For this purpose "Change in Control" shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of the majority of the voting stock of the Company to a person other than the stockholders of the Company on the date hereof or any of their affiliates,
(iii) a merger of the Company with or into another person which results in the stockholders of the Company not being the majority of the stockholders of the Company or any surviving entity or (iv) a liquidation of the Company; provided, however, that in no event shall a Change in Control be deemed to have occurred
(i) due to an initial public offering of the Company's equity securities or
(ii) if the holders of the outstanding long-term debt of the Company acquire a majority of the voting or equity securities of the Company and the majority of the directors of the Company immediately prior to such event continue to constitute a majority of the directors after such event.

                                      V.
                                 MISCELLANEOUS

         Section 5.01 Benefit of Agreement; Assignment; Beneficiary. (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate.

                  (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement and to the extent provided therein, the related plans, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         Section 5.02 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company, to Silver Cinemas International, Inc., C/O Brentwood Associates, 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California, 90025, Attention: David Wong, or to such other addresses and/or to the attention of such other persons as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to Larry Hohl, to such other address as Executive shall designate by written notice to the Company. Any notice hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

         Section 5.03 Entire Agreement; Amendment. This Agreement and any agreements entered into with respect to the Management Preferred Stock, and Management Common Stock, contain the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

         Section 5.04 Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

         Section 5.05 Headings. The Article and Section headings herein are for convenience of reference only do not constitute a part of this Agreement and shall not be deemed to limit or affect any provision hereof.

         Section 5.06 Attorneys Fees; Enforcement. The prevailing party will be responsible for reasonable costs and expenses incurred in connection with any dispute or legal proceeding between the parties arising out of the subject matter of this Agreement, including any proceeding to enforce any right or provision under this Agreement. Executive shall have no right to enforce any of his rights hereunder by seeking or obtaining injunctive or other equitable relief and acknowledges that damages are an adequate remedy for any breach by the Company of this Agreement.

         Section 5.07 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware without reference to the principles of conflict of laws.

         Section 5.08 Agreement to Take Actions. Each party to this Agreement shall executive and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

         Section 5.09 Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         Section 5.10 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

         Section 5.11 Other Agreements. Executive represents and warrants to the Company that to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

         Section 5.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company and Executive have duly executed this Agreement as of the date first above written.

                                SILVER CINEMAS INTERNATIONAL, INC.



                                By: /s/ John M. Sullivan
                                    --------------------------------
                                    Name: John M. Sullivan
                                    Title: Chairman of the Board

                                By: /s/ Larry D. Hohl
                                    --------------------------------
                                    Name: Larry D. Hohl

                                  EXHIBIT III


                           Value
                    Created in Millions     % to Executive     $ to Executive
                    -------------------     --------------     --------------
       Up to                10.0                 12.5%              1.3
       Less than            12.5                 11.5%              1.4
       Less than            15.0                 10.5%              1.6
       Less than            17.5                  9.5%              1.7
                        Less than

                                   EXHIBIT IV

                                    RELEASE

                  For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned ("Employee"), on behalf of himself and his spouse, dependents, predecessors, successors, heirs, assigns, representatives, and agents, and each of them, does hereby release and forever discharge Silver Cinemas International, Inc. ("Employer") and its parents, subsidiaries, and affiliates, past and present, and each of them, as well as its and their directors, officers, associates, employees, servants, owners, stockholders, partners, trustees, predecessors, successors, heirs, assigns, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with them, past or present, and each of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which Employee now has or may hereafter have against them, or any of them, by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof. The Claims released hereunder include, without limitation, any Claims arising out of, based upon, or relating to the hire, employment, or remuneration of Employee by Employer or arising out of, based upon, or relating to Employee's termination of employment with Employer; any Claims arising out of, based upon, or relating to any alleged breach of any employment agreement between Employee and Employer; any Claims arising out of, based upon, or relating to any alleged breach of any covenant of good faith and fair dealing, express or implied; any Claims arising out of, based upon, or relating to any alleged torts or other alleged legal restrictions on Employer's right to terminate Employee's employment; and any Claims arising out of, based upon, or relating to any alleged violation of any federal, state, or local statute or ordinance pertaining to or governing Employee's employment with Employer or the payment of wages, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employee Retirement income and Security Act of 1974, as amended.

                  IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, EMPLOYEE IS HEREBY ADVISED AS FOLLOWS:

                  (A) EMPLOYEE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

                  (B) EMPLOYEE HAS TWENTY-ONE (21) DAYS FROM THE EXECUTION OF THIS RELEASE TO CONSIDER THIS RELEASE BEFORE THIS RELEASE BECOMES EFFECTIVE; AND

                  (C) EMPLOYEE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT; OTHERWISE, THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

                  Employee represents and warrants that there has been no assignment or other transfer of any interest in any Claim that Employee may have against Employer. Employee agrees to indemnify and hold Employer harmless from any liability, claims, demands, damages, costs, expenses, and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer. It is the intention of the Employee and Employer that this indemnity does not require payment as a condition precedent to recovery by Employer from the Employee under this indemnity.

                  Employee agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Employer any of the Claims released hereunder, then Employee will pay to Employer, in addition to any other damages caused thereby, all attorneys' fees incurred by Employer in defending or otherwise responding to said suit or Claim.

                  Employee and Employer further understand and agree that neither the payment of money nor execution of this Release shall constitute or be construed as an admission of any liability whatsoever by either Employer or Employee.

Date:         , 19
     ---------    ------                             -------------------------
                                                     Larry D. Hohl